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                                                                     EXHIBIT 4.1

                             SFX ENTERTAINMENT, INC.
                   1999 STOCK OPTION AND RESTRICTED STOCK PLAN

                            EFFECTIVE OCTOBER 8, 1998

                                    SECTION 1
                            ESTABLISHMENT AND PURPOSE

This Plan is established to (i) offer selected, directors, officers, Employees and Consultants of the Company or its Subsidiaries an equity ownership interest in the financial success of the Company, (ii) provide the Company an opportunity to attract, retain and motivate the best available personnel for positions of substantial responsibility and (iii) to encourage equity participation in the Company by eligible Participants. This Plan provides for the grant by the Company of (i) Options to purchase Shares, and (ii) shares of Restricted Stock. Options granted under this Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code.

                                    SECTION 2
                                   DEFINITIONS

     "BOARD OF DIRECTORS" shall mean the board of directors of the Company, as duly elected from time to time.

     "CHANGE IN CONTROL" shall mean such time as either (i) any "person", as such term is used in section 14(d) of the Exchange Act (other than the Company, a whollyowned subsidiary of the Company, any employee benefit plan of the Company or its Subsidiaries or Mr. Sillerman together with his affiliates (as such term is defined in Rule 12b2 of the Exchange Act)) is or becomes the "beneficial owner" (as defined in Rule 13d3 under the Exchange Act (or any successor rule), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company's common stock or (ii) individuals who constitute the Board of the Directors on the effective date of this Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for the director without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person was a member of the Incumbent Board.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder.

     "COMMITTEE" shall mean the Stock Option Committee of the Company, or such other Committee as may be appointed by the Board of Directors from time to time.

     "COMPANY" shall mean SFX Entertainment, Inc., a Delaware corporation.

     "CONSULTANT" shall mean any individual that is expressly designated as a consultant of the Company or its Subsidiaries by the Committee in its sole discretion.

"COVERED EMPLOYEE" shall mean an individual who, on the last day of the taxable year, is the chief executive officer of the Company or any one of the four most highly compensated officers of the Company other than the chief executive, as described in Section 162(m)(e) of the Code.

     "DATE OF GRANT" shall mean the date on which the Committee resolves to grant an Option to an Optionee or grant Restricted Stock to a Participant, as the case may be.

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     "DISINTERESTED DIRECTOR" shall mean a member of the Board of Directors who is both (i) a Non-Employee Director, within the meaning of Rule 16b3 promulgated under the Exchange Act, as amended from time to time and (ii) an Outside Director, within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, as amended from time to time.

     "EMPLOYEE" shall include every individual performing Services to the Company or its Subsidiaries other than as a Consultant and only if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of "Employee" is qualified in its entirety and is subject to the definition set forth in section 3401(c) of the Code and the regulations thereunder.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

     "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement, but in no event less than the par value per Share.

     "FAIR MARKET VALUE" shall mean the closing price of the shares on the national securities exchange on which the Shares are listed (if the shares are so listed) as reported in the Wall Street Journal on the applicable date (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or on the NASDAQ National Market System (if the Shares are regularly quoted thereon), or, if not so listed or regularly quoted, the mean of the closing bid and asked prices of the securities in the overthecounter market, on the applicable date or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

     "ISO" shall mean a stock option which is granted to an individual and which meets the requirements of section 422 of the Code.

     "NONSTATUTORY OPTION" shall mean any Option granted by the Committee that is not an ISO.

     "OPTION" shall mean either an ISO or Nonstatutory Option, as the context requires, granted under this Plan.

     "OPTIONEE" shall mean a Participant who holds an Option.

     "PARTICIPANTS" shall mean those individuals described in Section 1 of this Plan selected by the Committee who are eligible under Section 4 of this Plan for grants of either Options or Restricted Stock under this Plan.

     "PERMANENT AND TOTAL DISABILITY" shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of more than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require. The scope of this definition shall automatically be reduced or expanded to the extent that section 22(e)(3) of the Code is amended to reduce or expand the scope of the definition of Permanent and Total Disability thereunder.

     "PLAN" shall mean this SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan, as amended from time to time.

     "PLAN AND AWARD" shall mean the grant of either an Option or Restricted Stock, as the context requires.

     "RESTRICTED STOCK" shall have that meaning set forth in Section 7(a) of this Plan.

     "RESTRICTED STOCK ACCOUNT" shall have that meaning set forth in Section 7(a)(ii) of this Plan.

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     "RESTRICTED STOCK CRITERIA" shall have that meaning in Section 7(a)(iv) of this Plan.

     "RESTRICTION PERIOD" shall have that meaning in Section 7(a)(iii) of this Plan.

     "SERVICES" shall mean services rendered to the Company or any of its Subsidiaries by a Participant.

     "SHARE" shall mean one share of Stock, as adjusted in accordance with
Section 9 of this Plan (if applicable).

     "STOCK" shall mean the Class A Common Stock of the Company, par value $.01 per share.

         "STOCK OPTION AGREEMENT" shall mean the agreement executed between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the granting of an Option.

         "SUBSIDIARY" shall mean any corporation as to which more than fifty (50%) percent of the outstanding voting stock or shares shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

     "TEN-PERCENT SHAREHOLDER" shall mean a person that owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any Subsidiary, taking into account the attribution rules set forth in section 424 of the Code, as amended. For purposes of this definition of "Ten Percent Shareholder" the term "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of an Option to an Optionee. "Outstanding stoc shall not include reacquired shares or shares authorized for issuance under outstanding Options held by the Optionee or by any other person.

     "VEST DATE" shall have that meaning in Section 7(a)(v) of this Plan.


                                  SECTION 3
                                ADMINISTRATION

     (A) GENERAL ADMINISTRATION. This Plan shall be administered by the Committee, which shall consist of at least two persons, each of whom shall be Disinterested Directors. The members of the Committee shall be appointed by the Board of Directors for such terms as the Board of Directors may determine. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, may be filled by the Board of Directors.

     (B) COMMITTEE PROCEDURES. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a majority of all Committee members, shall be valid acts of the Committee. A majority of the Committee shall constitute a quorum.

     (C) AUTHORITY OF COMMITTEE. This Plan shall be administered by, or under the direction of, the Committee constituted in such a manner as to comply at all times with Rule 16b3 (or any successor rule) under the Exchange Act. The Committee shall administer this Plan so as to comply at all times with the Exchange Act and the Code and shall have absolute and final authority, subject to the provisions of the Plan, to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business including without limitation the authority to take the following actions:

         (i)    To interpret this Plan and to apply its provisions;

         (ii) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

         (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

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         (iv)   To determine when Plan Awards are to be granted under this Plan;

         (v)    To select the Optionees and Participants;

         (vi) To determine the number of Shares to be made subject to each Plan Award;

         (vii) To prescribe the terms, conditions and restrictions of each Plan Award, including without limitation, the Exercise Price, the vesting schedule and the determination whether an Option is to be classified as an ISO or a Nonstatutory Option;

         (viii) To amend or cancel any outstanding Stock Option Agreement (other than the Exercise Price) or the terms, conditions and restrictions of a grant of Restricted Stock, subject to applicable legal restrictions and the consent of the Optionee or articipant, as the case may be, who entered into such agreement, or accelerate the vesting of any Plan Award;

         (ix) To establish procedures so that an Optionee may obtain a loan through a registered brokerdealer under the rules and regulations of the Federal Reserve Board, for the purpose of exercising an Option;

         (x) To establish procedures for an Optionee (1) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Exercise Price, and (2) to exercise a portion of an Option by delivering that number of Shares already owned by an Optionee having a Fair Market Value which shall equal the partial Exercise Price and to deliver the Shares thus acquired by such Optionee in payment of Shares to be received pursuant to the exercise of additional portions of the Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares in payment of the Exercise Price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

         (xi) To establish procedures whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Option, to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Optionee upon such exercise; and

         (xii) To take any other actions deemed necessary or advisable for the administration of this Plan.

     All interpretations and determinations of the Committee made with respect to the administration and interpretation of the Plan and the granting of Plan Awards shall be final, conclusive, and binding on all interested parties. The Committee may make grants of Plan Awards on an individual or group basis. The provisions and conditions of the Plan Awards need not be the same with respect to each Optionee or Participant or with respect to each Plan Award. No member of the Committee shall be liable for any action that is taken or is omitted to be taken if such action or omission is taken in good faith with respect to this Plan or grant of any Plan Award.


     (d) HOLDING PERIOD. The Committee may in its sole discretion require as a condition to the granting of any Plan Award, that a Participant hold the Plan Awards for a period of six months following the date of such acquisition. This condition shall be satisfied with respect to an Option if at least six months elapse from the date of acquisition of the Option to the date of disposition of the Option (other than upon exercise or conversion) or its underlying equity security.

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                                   SECTION 4
                                   ELIGIBILITY

     (a) GENERAL RULE. Subject to the limitations set forth in subsection b below or elsewhere in this Plan, Participants shall be eligible to participate in this Plan.

     (b) NON-EMPLOYEE INELIGIBLE FOR ISOS. In no event shall an ISO be granted to any individual who is not an Employee on the Date of Grant.

                                    SECTION 5
                             SHARES SUBJECT TO PLAN

     BASIC LIMITATION. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reacquired by the Company. The aggregate number of Shares that are available for issuance under this Plan shall not exceed three million (3,000,000) Shares, subject to adjustment pursuant to
Section 9 of this Plan. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

     ADDITIONAL SHARES. In the event any outstanding Option for any reason expires, is canceled or otherwise terminates, the Shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan. In the event that Shares issued under this Plan revert to the Company prior to the Vest Date under a grant of Restricted Stock, such Shares shall again be available for issuance under this Plan.

                                    SECTION 6
                         TERMS AND CONDITIONS OF OPTIONS

     (a) TERM OF OPTION. The term of each Option shall be ten (10) years from the Date of Grant or such shorter term as may be determined by the Committee; provided, however, in the case of an ISO granted to a TenPercent Shareholder, the term of such ISO shall be five (5) years from the Date of Grant or such shorter time as may be determined by the Committee.

     (b) EXERCISE PRICE AND METHOD OF PAYMENT.

         (i) EXERCISE PRICE. The Exercise Price shall be such price as is determined by the Committee in its sole discretion and set forth in the Stock Option Agreement; provided, however, in the case of an ISO granted to any Optionee and a Nonstatutory Option to an Optionee who is also a Covered Employee, the Exercise Price shall not be less than 100% of the Fair Market Value of the Shares subject to such Option on the Date of Grant (or 110% in the case of an ISO granted to a Participant who is a TenPercent Shareholder on the Date of Grant).

         (ii) PAYMENT OF SHARES. Payment for the Shares upon exercise of an Option shall be made in cash, by certified check, or if authorized by the Committee, by delivery of other Shares having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Shares as to which said Option is being exercised, or by any combination of such methods of payment or by any other method of payment as may be permitted under applicable law and this Plan and authorized by the Committee under Section 3(c) of this Plan.

     (c)      EXERCISE OF OPTION.

         (i) PROCEDURE FOR EXERCISE; RIGHTS OF SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times under such conditions as shall be determined by the Committee including, without limitation performance criteria with respect to the Company and/or the Optionee and in accordance with the terms of this Plan. To the extent that Options granted hereunder are ISOs, the Committee shall

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designate such Options as ISOs in the written instrument evidencing such Option.
If the written instrument does not designate the Options as ISOs, then the Option shall be a Nonstatutory Option.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable under
Section 6(b)(ii) of this Plan. Upon the receipt of notice of exercise and full payment for the Shares, the Shares shall be deemed to have been issued and the Optionee shall be entitled to receive such Shares and shall be a shareholder with respect to such Shares, and the Shares shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 9 of this Plan.

     Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

         (ii) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANt. Except as provided in Subsections 6(c)(iii) and 6(c)(iv) below, an Optionee holding an Option who ceases to be an Employee, a Consultant or a director of the Company may, but only until the earlier of the date (x) the Option held by the Optionee expires, or (y) thirty (30) days after the date such Optionee ceases to be an Employee, a Consultant or a director, exercise the Option to the extent that the Optionee was entitled to exercise it on such date; provided, however, that in the event the Optionee is an Employee and is terminated without cause (as determined in the sole discretion of the Committee) then the thirty (30) day period described in this sentence shall be automatically extended to ninety (90) days (and in the case of a Nonstatutory Option, such period shall be automatically extended to six (6) months), unless the Committee further extends such period in its sole discretion. To the extent that the Optionee was not entitled to exercise an Option on such date, or if the Optionee does not exercise it within the time specified herein, such Option shall terminate. The Committee shall have the authority to determine the date an Optionee ceases to be an Employee, a Consultant or a director.

         (iii) PERMANENT AND TOTAL DISABILITY. Notwithstanding the provisions of
Section 6(c)(ii) above, in the event an Optionee is unable to continue to perform Services for the Company or any of its Subsidiaries as a result of such Optionee's Permanent and Total Disability (and, for ISOs, at the time such Permanent and Total Disability begins, the Optionee was an Employee and had been an Employee since the Date of Grant), such Optionee may exercise an Option in whole or in part notwithstanding that such Option may not be fully exercisable, but only until the earlier of the date (x) the Option held by the Optionee expires, or (y) twelve (12) months from the date of termination of Services due to such Permanent and Total Disability. To the extent the Optionee is not entitled to exercise an Option on such date or if the Optionee does not exercise it within the time specified herein, such Option shall terminate.

         (iv) DEATH OF AN OPTIONEE. Upon the death of an Optionee, any Option held by an Optionee shall terminate and be of no further effect; provided, however, notwithstanding the provisions of Section 6(c)(ii) above, in the event an Optionee's death occurs during the term of an Option held by such Optionee and, at the time of death, the Optionee was an Employee, Consultant or, director (and, for ISOs, the Optionee had been an Employee since the Date of Grant), the Option may be exercised in whole or in part notwithstanding that such Option may not have been fully exercisable on the date of the Optionee's death, but only until the earlier of the date (x) the Option held by the Optionee expires, or
(y) twelve (12) months from the date of the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. To the extent the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified herein, such Option shall terminate.

     (d) NON-TRANSFERABILITY OF OPTIONS. Except as may be permitted by the Committee in its sole discretion, any Option granted under this Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and is not assignable by operation of law or

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subject to execution, attachment or similar process. During the Optionee's lifetime, any Option granted under this Plan can only be exercised by such Optionee. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Option shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of any Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Optionee.

     (e) TIME OF GRANTING OPTIONS. Any Option granted hereunder shall be deemed to be granted on the Date of Grant. Written notice of the Committee's determination to grant an Option to a Participant, evidenced by a Stock Option Agreement, dated as of the Date of Grant, shall be given to such Participant within a reasonable time after the Date of Grant.

     (f) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee's rights or obligations under such Option; provided that the Committee may, in its sole discretion, and without the consent of the Optionee or any other person, reduce the exercise price of all or any part of any Option or accelerate the vesting of all or part of any Option.

     (g) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase and other transfer restrictions as the Committee may determine in its sole discretion. Such restrictions shall be set forth in the applicable Stock Option Agreement.

     (h) SPECIAL LIMITATION ON ISOS. To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under this Plan, and under all other plans maintained by the Company, exceeds $100,000, such Options shall be treated as Nonstatutory Options.

     (i) LEAVES OF ABSENCE. Leaves of absence approved by the Committee which conform to the policies of the Company shall not be considered termination of employment until the employeremployee relationship, as defined under the Code or the regulations promulgated thereunder, ends or, if earlier, the leave of absence period expires and the individual fails to return to active employment with the Company.

     (j) LIMITATION ON GRANTS OF OPTIONS TO COVERED EMPLOYEES. The total number of Shares for which Options may be granted and which may be awarded as Restricted Stock to any Covered Employee during any oneyear period shall not exceed 1,200,000 in the aggregate.

     (k) DISQUALIFYING DISPOSITIONS. The Stock Option Agreement evidencing any ISO granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 425(c) of the Code and the regulations promulgated thereunder, of any share or shares issued to him pursuant to the exercise of the ISO within the twoyear period commencing on the day after the Date of Grant of such Option or within a oneyear period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

     (l) WITHHOLDING TAXES. The Committee shall require an Optionee to pay to the Company at the time of exercise of an Option the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, an Optionee may either pay such taxes in cash or make a written election to have Shares withheld by the Company from the shares otherwise to be received by the Optionee. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee. In addition, the Committee may require the Company to withhold Shares from the Shares otherwise to be received by an Optionee upon exercise of an option. The number of Shares withheld pursuant to this

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paragraph shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

                                    SECTION 7
                                RESTRICTED STOCK

     (a) AUTHORITY TO GRANT RESTRICTED STOCK. The Committee shall have the authority to grant to Participants Shares that are subject to certain terms, conditions and restrictions (the "Restricted Stock"). The Restricted Stock may be granted by the Committee either separately or in combination with Options. The terms, conditions and restrictions of the Restricted Stock shall be determined from time to time by the Committee without limitation, except as otherwise provided in this Plan; provided, however, that each grant of Restricted Stock shall require the Participant to remain an Employee of (or otherwise provide Services to) the Company or any of its Subsidiaries for at least six (6) months from the Date of Grant. The granting, vesting and issuing of the Restricted Stock shall also be subject to the following provisions:

         (i) NATURE OF GRANT. Restricted Stock shall be granted to Participants for Services rendered and at no additional cost to Participant; provided, however, that the value of the Services performed must, in the opinion of the Committee, equal or exceed the par value of the Restricted Stock to be granted to the Participant.

         (ii) RESTRICTED STOCK ACCOUNT. The Company shall establish a restricted stock account (the "Restricted Stock Account") for each Participant to whom Restricted Stock is granted, and such Restricted Stock shall be credited to such account. No certificates will be issued to the Participant with respect to the Restricted Stock until the Vest Date as provided herein. Every credit of Restricted Stock under this Plan to a Restricted Stock Account shall be considered "contingent" and unfunded until the Vest Date. Such contingent credits shall be considered bookkeeping entries only, notwithstanding the "crediting" of "dividends" as provided herein. Such accounts shall be subject to the general claims of the Company's creditors. The Participant's rights to the Restricted Stock Account shall be no greater than that of a general creditor of the Company. Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participants and the Company, the Board of Directors or the Committee.

         (iii) RESTRICTIONS. The terms, conditions and restrictions of the Restricted Stock shall be determined by the Committee on the Date of Grant. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions apply (the "Restriction Period"). More than one grant of Restricted Stock may be outstanding at any one time, and the Restriction Periods may be of different lengths. Receipt of the Restricted Stock is conditioned upon satisfactory compliance with the terms, conditions and restrictions of this Plan and those imposed by the Committee.

         (iv) RESTRICTED STOCK CRITERIA. At the time of each grant of Restricted Stock, the Committee in its sole discretion may establish certain criteria to determine the times at which restrictions placed on Restricted Stock shall lapse (i.e., the termination of the Restriction Period), which criteria may include without limitation performance measures and targets and/or holding period requirements (the "Restricted Stock Criteria"). The Committee may establish a corresponding relationship between the Restricted Stock Criteria and (x) the number of Shares of Restricted Stock that may be earned, and (y) the extent to which the terms, conditions and restrictions on the Restricted Stock shall lapse. Restricted Stock Criteria may vary among grants of Restricted Stock; provided, however, that once the Restricted Stock Criteria are established for a grant of Restricted Stock, the Restricted Stock Criteria shall not be modified with respect to such grant.

         (v) PERFORMANCE BASED GRANTS TO COVERED EMPLOYEES. Grants of Restricted Stock to Covered Employees shall be designed to be performancebased in order to qualify as performancebased compensation under Section 162(m) of the Code. The performance period will be determined by the Committee, but no performance period will be less than one year. Within 90 days after the beginning of a performance period, the Committee will establish in writing one or more objective criteria for the performance period. Each Covered Employee who is granted Restricted Stock will begin to vest in the number of Shares of Restricted Stock at the close of the performance period based on the attainment of the

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objective criteria during the performance period as determined by the Committee within the first 90 days of that period.

     Prior to the vesting of Restricted Stock by the Covered Employees, the Committee shall certify in writing the actual performance of the criteria. No vesting of Restricted Stock under the Plan shall occur until the Stockholders have approved this Plan.

         (vi) VESTING. On the date the Restriction Period terminates, the Restricted Stock shall vest in the Participant (the "Vest Date"), who may then require the Company to issue certificates evidencing the Restricted Stock credited to the Restricted Stock Account of such Participant.

         (vii) DIVIDENDS. The Committee may provide from time to time that amounts equivalent to dividends shall be payable with respect to the Restricted Stock held in the Restricted Stock Account of a Participant. Such amounts shall be credited to the Restricted Stock Account and shall be payable to the Participant on the Vest Date.

         (viii) TERMINATION OF SERVICES. If a Participant (x) with the consent of the Committee, ceases to be an Employee of, or otherwise ceases to provide Services to, the Company or any of its Subsidiaries, or (y) dies or suffers from Permanent and Total Disability, the vesting or forfeiture (including without limitation the terms, conditions and restrictions) of any grant under this
Section 7 shall be determined by the Committee in its sole discretion, subject to any limitations or terms of this Plan. If the Participant ceases to be an Employee of, or otherwise ceases to provide Services to, the Company or any of its Subsidiaries for any other reason, all grants of Restricted Stock under this Plan shall be forfeited (subject to the terms of this Plan).

     (b) DEFERRAL OF PAYMENTS.

     The Committee may establish procedures by which a Participant may elect to defer the transfer of Restricted Stock to the Participant. The Committee shall determine the terms and conditions of such deferral in its sole discretion.

                                    SECTION 8
                               ISSUANCE OF SHARES

     As a condition to the transfer of any Shares issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws, rules or regulations, or that such transfer has been registered under federal and all applicable state securities laws. The Company may refrain from delivering or transferring Shares issued under this Plan until the Committee has determined that the Participant has tendered to the Company any and all applicable federal, state or local tax owed by the Participant as the result of the receipt of a Plan Award, the exercise of an Option or the disposition of any Shares issued under this Plan, in the event that the Company reasonably determines that it might have a legal liability to satisfy such tax. The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate evidencing any Shares for any reason whatsoever.

                                    SECTION 9
              CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

     (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the aggregate number of Shares that have been authorized for issuance under this Plan and the number of Shares of Restricted Stock credited to any Restricted Stock Account of a Participant (as well as the Exercise Price covered by any outstanding Option), shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of

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

shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     (b) DISSOLUTION, LIQUIDATION, SALE OF ASSETS OR MERGER. In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Options as to all or any part of the Shares covered thereby including Shares as to which such Options would not otherwise be exercisable by reason of an insufficient lapse of time.

In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a whollyowned subsidiary of another company after the effective date of the Reorganization, then

         (i) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised Options for securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided above; or

         (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the shares under outstanding or unexercised options for securities of another corporation, then the Committee shall adjust the shares under such outstanding unexercised Options (and shall adjust the Shares which are then available to be optioned, if the Reorganization Agreement makes specific provisions therefore) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such stock and such options.

     The term "Reorganization" as used in this Subsection 9(b) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a whollyowned subsidiary of another company after the effective date of the Reorganization.

     Except as provided above in this Section 9(b) and except as otherwise provided by the Committee in its sole discretion, any Options shall terminate immediately prior to the consummation of such proposed action.

     Fractional shares resulting from any adjustments pursuant to this Section may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option or share of Restricted Stock which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     (c) CHANGE IN CONTROL. Subject to Section 9(b), in the event there occurs a Change of Control, (i) the Optionees shall have the right to exercise from and after the date of the Change in Control the Option held by such Optionee in whole or in part notwithstanding that such Option may not be fully exercisable, and (ii) any and all restrictions on any Restricted Stock credited to a Restricted Stock Account shall lapse and such stock shall immediately vest in the Participants notwithstanding that the Restricted Stock held in such account was unvested.

                                   SECTION 10
                              NO EMPLOYMENT RIGHTS

No provision of this Plan, under any Stock Option Agreement or under any grant of Restricted Stock shall be construed to give any Participant any right to remain an Employee of, or provide Services to, the Company or any of its Subsidiaries or to affect the right of the Company to terminate any Participant's service at any time, with or without cause.

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                                   SECTION 11
                TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION

         (a) EFFECTIVE DATE; TERM OF PLAN. This Plan shall become effective as determined by the Board of Directors, but no Options granted under this Plan shall be exercised and no grants of Restricted Stock shall have their restrictions lapse unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Board of Directors. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 11.

         (b) AMENDMENT AND TERMINATION. The Board of Directors in its sole discretion may terminate this Plan at any time. The Board of Directors may amend this Plan at any time in such respects as the Board of Directors may deem advisable; provided, that any change in the aggregate number of Shares that may be issued under this Plan, other than in connection with an adjustment under
Section 9 of this Plan, shall require approval of the holders of a majority of the outstanding Shares entitled to vote.

         (c) EFFECT OF TERMINATION. In the event this Plan is terminated, no Shares shall be issued under this Plan, except upon exercise of an Option granted prior to such termination or issuance of Shares of Restricted Stock previously credited to a Restricted Stock Account. The termination of this Plan, or any amendment thereof, shall not affect any Shares previously issued to a Participant, any Option previously granted under this Plan or any Restricted Stock previously credited to a Restricted Stock Account.

                                   SECTION 12
                                  GOVERNING LAW

         THIS PLAN AND ANY AND ALL STOCK OPTION AGREEMENTS AND AGREEMENTS RELATING TO THE GRANT OF RESTRICTED STOCK EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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